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                                                             Exhibit (h)(2)(xii)

                                 AMENDMENT NO. 2

                                     TO THE

            FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

     Amendment No. 2 to the Fourth Amended and Restated Expense Limitation Agreement, dated as of May 1, 2004, between The Equitable Life Assurance Society of the United States ("Equitable" or the "Manager") and EQ Advisors Trust (the "Trust").

     The Manager and Trust hereby agree to modify and amend the Fourth Amended and Restated Expense Limitation Agreement ("Agreement"), dated as of May 1, 2002 between them as follows:

1. Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by the Amendment No. 2 to Schedule A attached hereto.

2. Schedule B. Schedule B to the Agreement, which sets forth the reimbursement periods for each of the Portfolios of the Trust is hereby replaced in its entirety by the Amendment No. 2 to Schedule B attached hereto.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

                                          THE EQUITABLE LIFE ASSURANCE
EQ ADVISORS TRUST                         SOCIETY OF THE UNITED STATES


By:  /s/ Steven M. Joenk                  By:  /s/ Peter D. Noris
    ----------------------------------        ----------------------------------
    Steven M. Joenk                           Peter D. Noris
    President and Chief Executive             Executive Vice President and Chief
    Officer                                   Investment Officer

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                                 AMENDMENT NO. 2

                                   SCHEDULE A
                     MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

                                               Maximum Annual
                                              Operating Expense
Name of Portfolio                                   Limit
-------------------------------------------   -----------------
EQ/Alliance International Portfolio                        1.10%
EQ/Alliance Premier Growth Portfolio                       0.90%
EQ/Bernstein Diversified Value Portfolio                   0.70%
EQ/Calvert Socially Responsible Portfolio                  0.80%
EQ/Capital Guardian International Portfolio                0.95%
EQ/Capital Guardian Research Portfolio                     0.70%
EQ/Capital Guardian U.S. Equity Portfolio                  0.70%
EQ/Emerging Markets Equity Portfolio                       1.55%
EQ/Evergreen Omega Portfolio                               0.70%
EQ/FI Mid Cap Portfolio                                    0.75%
EQ/FI Small/Mid Cap Value Portfolio                        0.85%
EQ/Janus Large Cap Growth Portfolio                        0.90%
EQ/J.P. Morgan Core Bond Portfolio                         0.55%
EQ/Lazard Small Cap Value Portfolio                        0.85%
EQ/Marsico Focus Portfolio                                 0.90%
EQ/MFS Investors Trust Portfolio                           0.70%
EQ/Mercury Basic Value Equity Portfolio                    0.70%
EQ/Mercury International Value Portfolio                   1.00%
EQ/Putnam Growth & Income Value Portfolio                  0.70%
EQ/Putnam Voyager Portfolio                                0.70%
EQ/Small Company Index Portfolio                           0.60%

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                                 AMENDMENT NO. 2

                                   SCHEDULE B

                              REIMBURSEMENT PERIOD

Five Year Reimbursement Period:
-------------------------------

EQ/Bernstein Diversified Value Portfolio
EQ/Evergreen Omega Portfolio
EQ/FI Small/Mid Cap Value Portfolio
EQ/J.P. Morgan Core Bond Portfolio
EQ/Lazard Small Cap Value Portfolio
EQ/Mercury Basic Value Equity Portfolio
EQ/MFS Investors Growth Portfolio
EQ/Emerging Markets Equity Portfolio
EQ/Mercury International Value Portfolio
EQ/Putnam Growth & Income Value Portfolio
EQ/Putnam Voyager Portfolio
EQ/Small Company Index Portfolio

Three Year Reimbursement Period:
--------------------------------

EQ/Alliance International Portfolio
EQ/Alliance Premier Growth Portfolio
EQ/Calvert Socially Responsible Portfolio
EQ/Capital Guardian International Portfolio
EQ/Capital Guardian Research Portfolio
EQ/Capital Guardian U.S. Equity Portfolio
EQ/FI Mid Cap Portfolio
EQ/Janus Large Cap Growth Portfolio
EQ/Marsico Focus Portfolio